August 26, 2020

Pacer Funds Trust
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the following series of Pacer Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 66 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-201530), and Amendment No. 68 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23024), on Form N-1A of the Trust.

Pacer Trendpilot® US Large Cap ETF
Pacer Trendpilot® US Mid Cap ETF
Pacer Trendpilot® 100 ETF
Pacer Trendpilot® European Index ETF
Pacer Autopilot Hedged European Index ETF
Pacer International Export Leaders ETF
Pacer WealthShield ETF
Pacer Global Cash Cows Dividend ETF
Pacer US Cash Cows 100 ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer CFRA-Stovall Global Seasonal Rotation ETF
Pacer CFRA-Stovall Equal Weight Seasonal Rotation ETF
Pacer Benchmark Hotel & Lodging Real Estate SCTRSM ETF
Pacer Benchmark Healthcare Real Estate SCTRSM ETF
Pacer Benchmark Industrial Real Estate SCTRSM ETF
Pacer Benchmark Data & Infrastructure Real Estate SCTRSM ETF
Pacer Benchmark Apartments & Residential Real Estate SCTRSM ETF
Pacer US Export Leaders ETF
Pacer CSOP FTSE China A50 ETF
Pacer Trendpilot® US Bond ETF
Pacer Trendpilot® International ETF
Pacer Trendpilot® Fund of Funds ETF
Pacer US Cash Cows Growth ETF
Pacer Military Times Best Employers ETF
Pacer Emerging Markets Cash Cows 100 ETF
JOHN GRADY ● PARTNER
1062 East Lancaster Avenue, Suite 15A ● Rosemont, PA 19010 ● p: 484.730.8535
Practus, LLP ● John.Grady@Practus.com ● Practus.com

Pacer Cash Cows Fund of Funds ETF

Sincerely,

/s/ John Grady

On behalf of Practus, LLP

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